AMENDMENT NO. 1 TO

                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                       AIM VARIABLE INSURANCE FUNDS, INC.,

                            A I M DISTRIBUTORS, INC.,

                        RELIASTAR LIFE INSURANCE COMPANY,
                 ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS,

                                       AND

                       WASHINGTON SQUARE SECURITIES, INC.

THIS AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT ("Amendment") is made and entered into this _____ day of _______________, 2000 by and among AIM Variable Insurance Funds, Inc. ("AVIF"); A I M Distributors, Inc. ("AIM"); ReliaStar Life Insurance Company, on behalf of itself and its separate accounts ("Life Company"); and Washington Square Securities, Inc. ("Underwriter") (collectively, the "Parties").

WHEREAS, AVIF, AIM, the Life Company, and the Underwriter are parties to the Participation Agreement dated March 27, 2000 (the "Agreement"); and

WHEREAS, each of the parties desire to amend the Agreement to permit the Company to offer the Fund through the Company's variable life insurance policies and variable annuity contracts which have separate accounts using the Fund as the investment vehicle for said separate accounts. AVIF, AIM, the Company, and the Underwriter hereby agree to amend Schedule A of the Agreement by inserting the following in its entirety:

         CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

         Accumulation SVUL

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                      AIM VARIABLE INSURANCE FUNDS, INC.

Attest: __________________________    By: ______________________________________
Name: ____________________________    Name: ____________________________________
Title: ___________________________    Title: ___________________________________


                                      A I M  DISTRIBUTORS, INC.

Attest: __________________________    By: ______________________________________
Name: ____________________________    Name: ____________________________________
Title: ___________________________    Title: ___________________________________


                                      RELIASTAR LIFE INSURANCE COMPANY, on
                                      behalf of itself and its separate accounts

Attest: __________________________    By: ______________________________________
Name: ____________________________    Name: ____________________________________
Title: ___________________________    Title: ___________________________________


                                      WASHINGTON SQUARE SECURITIES, INC.

Attest: __________________________    By: ______________________________________
Name: ____________________________    Name: ____________________________________
Title: ___________________________    Title: ___________________________________


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                                   SCHEDULE A


FUNDS AVAILABLE UNDER THE CONTRACTS

         AIM VARIABLE INSURANCE FUNDS

         AIM V.I. Dent Demographic Trends Fund


SEPARATE ACCOUNTS UTILIZING THE FUNDS

         ReliaStar Select Variable Account
         ReliaStar Select*Life Variable Account


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

         Select*Annuity III
         Advantage SE Variable Annuity
         Select*Life II
         Select*Life III
         Variable Estate Design (formerly SVUL)
         FlexDesign
         Accumulation SVUL